UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022

SKYLINE CHAMPION CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 West Big Beaver Road, Suite 1000
Troy, Michigan		48084
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 614-8211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting the Company's shareholders voted on the following matters:

Proposal 1: Shareholders elected each nominee for director, each to serve until the next annual meeting of shareholders or until his successor is duly elected and qualified:

Nominee	For	Against	Withhold	Non-Votes
Keith Anderson	51,073,654	0	391,376	2,223,905
Michael Berman	49,162,816	0	2,302,214	2,223,905
Timothy Bernlohr	49,163,890	0	2,301,140	2,223,905
Eddie Capel	51,016,435	0	448,595	2,223,905
Michael Kaufman	44,388,651	0	7,076,379	2,223,905
Erin Mulligan Nelson	51,083,911	0	381,119	2,223,905
Nikul Patel	51,161,319	0	303,711	2,223,905
Gary Robinette	51,070,091	0	394,939	2,223,905
Mark Yost	51,072,546	0	392,484	2,223,905

Proposal 2: Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 1, 2023:

For	Against	Abstain	Non-Votes
53,002,072	298,605	388,258	0

Proposal 3: Shareholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2022, as disclosed under the heading “Executive Compensation” in the Company’s 2022 proxy statement:

For	Against	Abstain	Non-Votes
50,442,497	733,373	289,160	2,223,905

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Skyline Champion Corporation

Date:	July 28, 2022	By:	/s/ Robert Spence
Robert Spence Senior Vice President, General Counsel and Secretary